Exhibit 10.15

NOTICE OF RESTRICTED STOCK AWARD

under the

ALBEMARLE CORPORATION 2003 INCENTIVE PLAN

             Shares of Restricted Stock

THIS AWARD, made as of the              day of             , by Albemarle Corporation, a Virginia Corporation (the “Company”), to              (“Participant”), is made pursuant to and subject to the provisions of the Company’s 2003 Incentive Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meaning given them in the Plan.

1. Award of Stock. Pursuant to the Plan, the Company, on              (the “Date of Grant”), granted Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, an award of              shares of Common Stock, hereinafter described as “Restricted Stock.”

2. Restrictions. Except as provided in this Notice of Award, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3. Stock Power. Participant shall deliver to the Company a stock power, endorsed in blank, with respect to the Restricted Stock evidenced by the Certificate. The Company shall use the stock power to cancel any shares of Restricted Stock that do not become Vested (defined below). The Company shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested.

4. Vesting. Participant’s interest in the shares of Restricted Stock shall become transferable and nonforfeitable (“Vested”) as of the              of the Date of Grant.

5. Death or Disability. Paragraph 4 to the contrary notwithstanding, if Participant dies or becomes Disabled while in the employ of the Company or an Affiliate and prior to the forfeiture of the shares of Restricted Stock under Paragraph 6, all shares of Restricted Stock that are not then Vested shall become Vested as of the date of Participant’s death or of his becoming Disabled. For purposes of this Notice of Award, “Disabled” means a Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6. Forfeiture. All shares of Restricted Stock that are not then Vested shall be forfeited if Participant’s employment with the Company or an Affiliate terminates for any reason other than by reason of Participant’s death or Disability.

7. Change in Control. Notwithstanding any other provision of this Notice of Award, all shares of Restricted Stock not previously forfeited shall become Vested on a Control Change Date as defined in the Plan.

8. Custody of Certificates. The Certificate shall be retained by the Company so long as the Restricted Stock evidenced by the Certificate is nontransferable. The Company shall deliver to Participant the Certificate when the Restricted Stock evidenced by the Certificate becomes Vested.

9. Shareholder Rights. Participant will have the right to receive dividends on and to vote the Restricted Stock as of the Date of Grant.

10. No Right to Continued Employment. Neither this Notice of Award nor the issuance of Restricted Stock shall confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

11. Change in Capital Structure. In accordance with the terms of the Plan, the terms of this grant shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

12. Governing Law. This Notice of Award shall be governed by the laws of the Commonwealth of Virginia.

13. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Notice of Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

14. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15. Binding Effect. Subject to the limitations stated above and in the Plan, this Notice of Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

16. Taxes. Participant shall be responsible for the satisfaction of income and employment tax withholding requirements attributable to the vesting of shares of Restricted Stock.

IN WITNESS WHEREOF, the Company has caused this Notice of Award to be signed on its behalf.

ALBEMARLE CORPORATION

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